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                                                                    Exhibit 99.2

                                NYSE SYMBOL  -  CNO

IMMEDIATE RELEASE                                      CONTACT:
WATSONVILLE, CALIFORNIA                                CORNERSTONE PROPANE
DECEMBER 2, 1998                                       RONALD J. GOEDDE, EVP/CFO
                                                       (831) 724-1921

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                   CORNERSTONE PROPANE PARTNERS, L.P., ANNOUNCES
                            THREE MILLION UNIT OFFERING

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WATSONVILLE, CALIFORNIA -  Cornerstone Propane Partners, L.P. (NYSE: CNO),
("Cornerstone" or the "Partnership"), today announced that it intends to commence this week the offering of 3.0 million of its Common Units. Proceeds from the offering, combined with proceeds from a $60 million private debt placement, circled last week, will be used to fund the Company's previously announced acquisition of Propane Continental, Inc. ("Propane Continental" or "PCI"), the nation's 19th largest retail propane distributor. The Company intends to complete the offering process early next week and anticipates pricing the issue shortly thereafter. Both the debt and the equity portions of the financing are expected to close simultaneously with the closing of the PCI acquisition in mid-December.

Separately, the Partnership announced that the 1998-99 heating season has started warmer than usual, with retail gallons sold in October down 5,700,000 gallons, or 24%, compared to the volume that would have been expected with normal weather, based on the internal growth and acquisitions Cornerstone has achieved since last year. The preliminary information for November indicates that continued unusually warm weather has had a similar impact on results for the month.

"We are approaching the key winter months of December through March, which typically represent over 75% of our annual EBITDA," said Keith G. Baxter, Chief Executive Officer of Cornerstone. "The fundamentals of our business are good, as reflected in our demonstrated ability to grow both internally and through acquisitions, our ability to maintain margins on a per-gallon basis and our control of operating expenses. All of these factors, together with the PCI acquisition, position the Partnership well for stronger performance," Baxter stated.

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Cornerstone Propane Partners, L.P. is a master limited partnership.  The
Partnership believes it is the nation's fifth largest retail propane marketer serving over 385,000 customers with sales of approximately 250 million gallons annually in 29 states through over 280 customer service centers, before giving effect to the PCI acquisition. Through its Coast Energy Group division, the Partnership also markets over 330 million gallons of natural gas liquids annually to resellers and end users and an average of 285,000 mmbtus per day of natural gas and 12,400 barrels per day of crude oil. For more information, please visit CNO's website at www.cornerstonepropane.com.

Cornerstone's general partner, NorthWestern Corporation (NYSE:NOR), is a leading provider of consumer services to customers across America. In addition to NorthWestern's participation in Cornerstone, NOR's energy division, Northwestern Public Service, provides electric and natural gas services to Midwestern customers. Through its wholly-owned subsidiaries, NorthWestern also holds interests in Communication Systems USA, a national provider of communications and data services, and Blue Dot., a national provider of heating, ventilating, air conditioning, plumbing and related services. NorthWestern is also engaged in other service and non-energy related businesses.

THE INFORMATION PRESENTED HEREIN MAY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. THE PARTNERSHIP'S ACTUAL FUTURE PERFORMANCE WILL BE AFFECTED BY A NUMBER OF FACTORS, RISKS AND UNCERTAINTIES, INCLUDING WITHOUT LIMITATION, WEATHER CONDITIONS, REGULATORY CHANGES, COMPETITIVE FACTORS, THE PARTNERSHIP'S SUCCESS IN DEALING WITH THE YEAR 2000 ISSUES AND THE OPERATIONS OF VENDORS, SUPPLIERS AND CUSTOMERS, MANY OF WHICH ARE BEYOND THE PARTNERSHIP'S CONTROL. FUTURE EVENTS AND RESULTS MAY VARY SUBSTANTIALLY FROM WHAT THE PARTNERSHIP CURRENTLY FORESEES, AND THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP'S ACTUAL RESULTS WILL NOT DIFFER MATERIALLY FROM ITS EXPECTATIONS. THE PARTNERSHIP UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISION TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.

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